                                                                    Exhibit 99.2



                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the TEAM America, Inc., f/k/a TEAM Mucho, Inc. (the "Company"), Amendment No. 1 to Annual Report on Form10-K/A for the year ended December 29, 2001 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, S. Cash Nickerson, Chief Executive Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

         (1). The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

         (2). The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date:    August 13, 2002               By: /s/ Cash Nickerson
         ------------------                ------------------------------------
                                           S. Cash Nickerson
                                           Chief Executive Officer